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                                                                      EXHIBIT 99




                         SUSQUEHANNA BANCSHARES, INC.
                                 P.O. BOX 1000
                             26 NORTH CEDAR STREET
                            LITITZ, PA  17543-1000


                         SUSQUEHANNA BANCSHARES, INC.
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                         ANNOUNCES EXECUTIVE ELECTIONS
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FOR IMMEDIATE RELEASE:  LITITZ, PA, June 15, 2001:  Susquehanna Bancshares,
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Inc., (Susquehanna) (Nasdaq:  SUSQ - news) announced today that at the Annual
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Shareholders Meeting held on May 25, 2001, William J. Reuter, President, was elected to succeed the retiring Robert S. Bolinger as Susquehanna's President and Chief Executive Officer. Reuter has served as Susquehanna's President since January 2000.

In separate actions, Susquehanna's Board also confirmed by election the March appointment of Gregory A. Duncan as Executive Vice President and Chief Operating Officer and further elected Drew K. Hostetter to the newly created position of Executive Vice President and Chief Financial Officer. Reuter, Duncan and Hostetter will continue to serve as Susquehanna's Executive Committee.

Reuter was Chairman, President and CEO of Farmers & Merchants Bank and Trust Company, Hagerstown, Maryland, when Susquehanna acquired it from Equitable Bank, Baltimore, Maryland, in 1989. In 1997, he also assumed the positions of Chairman and President of Susquehanna Bank, Baltimore, Maryland. He was promoted to President of Susquehanna Bancshares, Inc., the parent holding company, seventeen months ago.

Duncan was President and CEO of Citizens National Bank of Southern Pennsylvania from 1992 to 1999. He was promoted to Senior Vice President of Susquehanna Bancshares, Inc. in 1998 and then in 2000 he was promoted to Executive Vice President of Susquehanna Bancshares, Inc. Prior to joining Susquehanna's family, he served as an officer of Mellon Bank with assignments in Pittsburgh, Philadelphia and Denver.

Hostetter was Senior Vice President and Corporate Controller of MNC Financial from 1992 to 1994. In 1995, he joined Susquehanna Bancshares, Inc., as Assistant Treasurer, was promoted to Treasurer in 1996 and to Vice President, Treasurer & Chief Financial Officer in 1998. Last year, he was again promoted and assumed duties as Senior Vice President, Treasurer and Chief Financial Officer in 2000.

Susquehanna Bancshares, Inc. is a multi-state financial services holding company composed of eight banks, one savings bank, two leasing companies, a credit life reinsurance company, a trust and investment company, and an asset management company with combined assets of approximately $4.8 billion. Susquehanna provides financial services through its subsidiaries - Citizens National Bank of Southern Pennsylvania, Greencastle, Pa.; Farmers & Merchants Bank and Trust, Hagerstown, Md.; Farmers First Bank, Lititz, Pa.; First National Trust Bank, Sunbury, Pa.; Williamsport National Bank, Williamsport, Pa.; First American National Bank of Pennsylvania, Everett, Pa.; Susque-Bancshares Leasing Co., Lititz, Pa.; Susque-Bancshares Life Insurance Company, Lititz, Pa.; Susquehanna Trust & Investment Co., Lititz, Pa.; Susquehanna Bancshares South, Inc., parent of Susquehanna Bank, Towson, Md.; Susquehanna Bancshares East, Inc., parent of Equity Bank, N.A., Marlton, N.J. and Founders' Bank, Bryn Mawr, Pa.; Boston Service Company, Inc. (t/a Hann Financial Service Corporation) Jamesburg, N.J.; and Valley Forge Asset Management Corp., King of Prussia, Pa. Susquehanna's banking subsidiaries own or lease 141 community banking offices in the mid-Atlantic region.

Investor information and photographs are available on Susquehanna's Web site at http://www.susqbanc.com. For photographs, click on Press Releases at our web
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site.


For Further Information Contact:
William J. Reuter
President and Chief Executive Officer
SUSQUEHANNA BANCSHARES, INC.